Exhibit 5.1

Frost Brown Todd LLC

400 West Market Street, 32nd Floor

Louisville, Kentucky 40202-3363

June 1, 2007

Almost Family, Inc.

9510 Ormsby Station Road, Suite 300

Louisville, Kentucky 40223

Re:	Almost Family, Inc.—Registration on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Almost Family, Inc., a Delaware corporation (the “Company”), in connection with the filing on this date of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), which Registration Statement includes the prospectus (the “Prospectus”). This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

The Prospectus provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”). The Registration Statement and the Prospectus (as supplemented by the applicable Prospectus Supplement(s)) relate to the proposed issuance and sale by the Company from time to time pursuant to Rule 415 under the Securities Act of the following securities (the “Registered Securities”) up to a total dollar amount of $75,000,000: (i) shares of common stock, par value $0.10 per share and associated rights (the “Common Stock”), (ii) shares of series preferred stock, par value $0.05 per share (the “Preferred Stock”); (iii) Warrants; and (iv) Debt Securities. In addition, the Registration Statement and the Prospectus (as supplemented by the applicable Prospectus Supplement(s)) relate to the potential sale of up to 500,000 shares of the Company’s common stock, par value $0.10 per share, by some of the Company’s stockholders.

The Debt Securities may be issued pursuant to an indenture which will be between the Company and a financial institution to be identified therein as trustee, as such indenture may be supplemented from time to time. The Warrants may be issued pursuant to a warrant agreement between the Company and a financial institution to be identified therein as the warrant agent, as such warrant agreement may be supplemented from time to time.

We have examined the Certificate of Incorporation of the Company, the Bylaws of the Company, records of proceedings of the board of directors, or committees thereof, and the Registration Statement. We also have made such further legal and factual examinations and investigations as we deemed necessary for purposes of expressing the opinion set forth herein. As to certain factual matters relevant to this opinion letter, we have relied conclusively upon originals or copies, certified or otherwise identified to our satisfaction, of such records, agreements, documents and instruments, including certificates or comparable documents of officers of the Company and of public officials, as we have deemed appropriate as a basis for the opinion hereinafter set forth. Except to the extent expressly set forth herein, we have made no independent investigations with regard to matters of fact, and, accordingly, we do not express any opinion as to matters that might have been disclosed by independent verification.

We have also assumed that none of the terms of the Registered Securities to be established after the date hereof, nor the issuance and delivery of such Registered Securities, nor the compliance by the Company with the terms of such Registered Securities will violate any applicable law or will result in a violation of any provision of any instrument or agreement then binding upon the Company, or any restriction imposed by any court or governmental body having jurisdiction over the Company. In addition, we have assumed the due authorization, execution and delivery of the indentures and warrant agreements by all parties thereto.

Our opinion set forth below is limited to the laws of the General Corporation Law of the State of Delaware and federal laws of the United States of America to the extent referred to specifically herein, and we do not express any opinion herein concerning any other laws.

This opinion letter is provided for use solely in connection with the transactions contemplated by the Registration Statement and may not be used, circulated, quoted or otherwise relied upon for any other purpose without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated in the numbered paragraphs below. Our opinion expressed herein is as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinion expressed herein.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

1.

When, as and if (a) appropriate corporate action has been taken to authorize the issuance of the Common Stock, (b) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (c) the Common Stock shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (d) certificates representing shares of the Common Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Common Stock will be validly issued, fully paid and non−assessable (provided that the consideration paid therefor is not less than the par value thereof).

2.

When, as and if (a) appropriate corporate action has been taken to authorize the issuance of the Preferred Stock, to fix the terms thereof and to authorize the execution and filing of a certificate of designation relating thereto with the Secretary of State of the State of Delaware, (b) such certificate of designation shall have been executed by duly authorized officers of the Company and so filed by the Company, all in accordance with the laws of the State of Delaware, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, (d) the Preferred Stock with terms so fixed shall have been duly issued and delivered by the Company against payment therefor in accordance with such corporate action, and (e) certificates representing shares of the Preferred Stock have been duly executed by the duly authorized officers of the Company in accordance with applicable law, then, upon the happening of such events, such Preferred Stock will be validly issued, fully paid and non−assessable (provided that the consideration paid therefor is not less than the par value thereof).

3.

When, as and if (a) the applicable indenture has been duly authorized, executed and delivered by the Company and the trustee, (b) the Debt Securities have been duly authorized and duly established in accordance with the applicable indenture and applicable law (including, without limitation, by the adoption by the board of directors of the Company of a resolution duly authorizing the issuance and delivery of the Debt Securities (the “Debt Securities Authorization”)), duly authenticated by the trustee and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the applicable indenture and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Debt Securities Authorization, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (d) the terms of the Debt Securities as executed, delivered and sold are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Debt Securities Authorization, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.

When, as and if (a) the applicable warrant agreement has been duly authorized, executed and delivered by the Company and the warrant agent, (b) the Warrants have been duly authorized and duly established in accordance with the warrant agreement and applicable law (including, without limitation, by the adoption by the board of directors of the Company of a resolution duly authorizing the issuance and delivery of the Warrants (the “Warrants Authorization”)), duly authenticated by the warrant agent and duly executed and delivered on behalf of the Company against payment therefor in accordance with the terms and provisions of the warrant agreement and as contemplated by the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Warrants Authorization, (c) any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities are obtained, and (d) the terms of the Warrants as executed, delivered and sold are as described in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and the Warrants Authorization, such Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions in opinion paragraphs 3 and 4 with respect to the enforceability of the Debt Securities and the Warrants are limited by the effect of: (a) any applicable bankruptcy, insolvency, reorganization, moratorium or similar law or principles affecting creditors’ rights generally, including without limitation, fraudulent transfer or fraudulent conveyance laws; (b) public policy considerations, statutes or court decisions which may limit rights to obtain exculpation, indemnification or contribution; and (c) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing) and the availability of equitable remedies (including, without limitation, specific performance and equitable relief), regardless of whether considered in a proceeding in equity or at law.

We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus constituting a part thereof.

Very truly yours,

/s/ James A. Giesel

James A. Giesel, Member

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